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                                                                 Exhibit 10.15

                            TIME SHARING AGREEMENT

         THIS TIME SHARING AGREEMENT (the "Agreement"), is made and entered into this 18th day of April, 2007, by and between APEX OIL COMPANY, INC., a Missouri corporation ("Operator"), and FUTUREFUEL CORP., a Delaware corporation ("User").

         WHEREAS, Operator owns or leases the aircraft identified in Exhibit A hereto (each, an "Aircraft," or collectively, the "Aircraft");

         WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft; and

         WHEREAS, Operator desires to lease said Aircraft with flight crew to User and User desires to lease said Aircraft and flight crew from Operator on a time sharing basis pursuant to Section 91.501(c)(1) of the Federal Aviation Regulations (the "FARs").

         NOW THEREFORE, Operator and User declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

         1. Operator agrees to lease the Aircraft to User pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations on a non-continuous basis commencing on the first date set forth hereinabove and continuing unless and until terminated. Either party may terminate this Agreement by giving thirty (30) days written notice to the other party.

         2. User shall pay Operator for each flight conducted under this Agreement the actual expenses of each specific flight, as authorized by FAR
Part 91.501(d), including the actual expense of any "deadhead" flights made for User, as authorized by FAR Part 91.501(d). The expenses authorized by FAR
Part 91.501(d) include:

            (a)   Fuel, oil, lubricants and other additives.

            (b) Travel expenses of the crew, including food, lodging and ground transportation.

            (c) Hangar and tie down costs away from the Aircraft's base of operations.

            (d)   Insurance obtained for the specific flight.

            (e)   Landing fees, airport taxes and similar assessments.

            (f) Customs, foreign permit, and similar fees directly related to the flight.

            (g)   In flight food and beverages.

            (h)   Passenger ground transportation.

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            (i)   Flight planning and weather contract services.

            (j) An additional charge equal to the product of (i) the volume of fuel (in gallons) charged to User under subparagraph 2(a) above, multiplied by (ii) the price per gallon for such fuel
                         ----------
                  at the Aircraft's base of operation at St. Louis Regional Airport, Bethalto, Illinois; provided, however, that such
                                               --------  -------
                  additional charge shall not exceed one hundred percent (100%) of the expenses listed in subparagraph 2(a).

         3. Operator will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice and bill User for the expenses enumerated in paragraph 2 above on the last day of the month in which any flight or flights for the account of User occur. User shall pay Operator for said expenses within thirty (30) days of receipt of the invoice and bill therefor.

         User shall include with each payment any federal transportation excise tax due with respect to such payment, and Operator shall be responsible for collecting, reporting and remitting such tax to the U.S. Internal Revenue Service.

         4. User will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time and proposed flight schedules shall be made in compliance with Operator's scheduling procedures. In addition to proposed schedules and flight times, User shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by Operator or Operator's flight crew.

            (a)   Proposed departure point;

            (b)   Destination;

            (c)   Date and time of flight;

            (d)   The number of anticipated passengers;

            (e) The nature and extent of unusual luggage and/or cargo to be carried;

            (f)   The date and time of a return flight, if any; and

            (g) Any other information concerning the proposed flight that may be pertinent or required by Operator or Operator's flight crew.

         5. Operator shall pay all expenses related to the ownership and operation of the Aircraft and shall employ, pay for and provide to User a qualified flight crew for each flight undertaken under this Agreement.

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         6. Operator shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

         7. In accordance with applicable FARs, the flight crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. User specifically agrees that the pilot in command, in his sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. The parties agree that Operator shall not be liable for delay or failure to furnish the Aircraft and flight crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions or acts of God.

         8. Operator will provide such additional insurance coverage as User shall request or require; provided, however, that the cost of such additional insurance shall be borne by User as set forth in paragraph 2(d) hereof. A copy of Operator's Certificate of Insurance and/or aircraft insurance policy will be made available to User at User's request.

         9. Each party hereto agrees to indemnify and hold harmless the other against all losses, including costs, attorneys fees and expenses by reason of claims for injury to or death of persons and loss of or damage to property arising out of or in any manner connected with the performance of such party's responsibilities under this Agreement or any breach by such party of any covenant or warranty made herein. Operator and User agree that in the event either party shall be liable to the other for any reason relating to this Agreement, that under no circumstances shall the damaged party be entitled to any special or consequential damages, including but not limited to damages for lost profits.

         10. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be at St. Louis Regional Airport, Bethalto, Illinois.

         11. User warrants that:

            (a) It will use the Aircraft for and on account of its own business only, and will not use the Aircraft for the purposes of providing transportation for passengers or cargo in air commerce for compensation or hire; and

            (b) During the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to its operation and use of the Aircraft as a time sharing user.

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         12. Except as otherwise provided in this Agreement, all notices, consents, requests, demands and other communications hereunder are to be in writing and are deemed to have been duly given or made: (i) when delivered in person; (ii) two (2) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of overnight courier services, one business day after delivery to the overnight courier service with payment provided for; or (iv) in the case of telecopy or fax, when sent, verification received; in each case addressed as follows:

         If to Operator:       Apex Oil Company, Inc.
                               8235 Forsyth Blvd., Suite 400
                               St. Louis, Missouri  63105
                               Attn:  Tim Cooper
                               Fax: 314-889-0211

         If to User:           FutureFuel Corp.
                               8235 Forsyth Blvd., Suite 400
                               St. Louis, MO  63105
                               Attn:  Douglas D. Hommert
                               Fax: 314-889-9603

         13. This Agreement shall not be modified or amended except by an instrument in writing signed by authorized representatives of both parties.

         14. Neither this Agreement nor either party's interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

         15. Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship or to create any relationship of principal and agent.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         17. This Agreement may be executed by the parties in counterparts and exchanged via facsimile transmission, and each party agrees following such exchange to forward an executed original of the Agreement to the other by mail or by courier.

         18. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 (FORMERLY 91.54) OF THE FEDERAL AVIATION REGULATIONS.

                  (A) APEX OIL COMPANY, INC. HEREBY CERTIFIES THAT THE AIRCRAFT HAVE BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

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                  (B) APEX OIL COMPANY, INC. AGREES, CERTIFIES AND KNOWINGLY
                  ACKNOWLEDGES THAT WHEN EACH AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT.

                  (C) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE LOCAL FLIGHT STANDARDS DISTRICT OFFICE. OPERATOR FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO:
                  FLIGHT STANDARDS TECHNICAL DIVISION, P. O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1).

         IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

OPERATOR:                              USER:
APEX OIL COMPANY, INC.                 FUTUREFUEL CORP.



By:         /s/ Edwin L. Wahl          By:       /s/ Douglas D. Hommert
    ---------------------------------      ----------------------------------
    Edwin L. Wahl, President               Douglas D. Hommert, Executive V.P.


         A copy of this Agreement must be carried in the Aircraft while being operated hereunder.

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                                   EXHIBIT A

                               AIRCRAFT SCHEDULE

1.       Gulfstream Aerospace G-IV, serial number 1111, N511PA

2. Gulfstream G-IISP (Grumman American Aviation Corp. G-1159), serial number 206, N900BF

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                                   EXHIBIT B

                       INSTRUCTIONS FOR COMPLIANCE WITH
                         TRUTH IN LEASING REQUIREMENTS

1. Mail a copy of the agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

                  Federal Aviation Administration
                  Aircraft Registration Branch
                  ATTN:  Technical Section
                  P.O. Box 25724
                  Oklahoma City, Oklahoma 73125

2. Telephone or fax the nearest Flight Standards District Office at least forty-eight hours prior to the first flight made under this agreement.

3. Carry a copy of the agreement in the Aircraft at all times when the Aircraft is being operated under the agreement.

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